EXHIBIT 23.1


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2003, except for footnote 18, as to which the date is July 9, 2003, relating to the financial statements and financial statement schedule of NIKE, Inc., which appears in NIKE, Inc.'s Annual Report on Form 10-K for the year ended May 31, 2003.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
July 1, 2004